Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6
*CUSIP: 21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of          February 15, 2005.....                              $0.00
         Swap Receipt Amount.....                                    $221,523.75
         Scheduled Income received on securities.....                      $0.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Swap Distribution Amount.....                                    -$0.00
         Distribution to the Holders.....                           -$221,523.75
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of         May 15, 2005.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         February 15, 2005.....                               $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of         May 15, 2005.....                                    $0.00


              UNDERLYING SECURITIES HELD AS OF      May 15, 2005

       Principal Amount                         Title of Security
       ----------------                         -----------------
         $25,000,000          Goldman Sachs Capital I, 6.345% Capital Securities
                              due February 15, 2034
                              *CUSIP:        38143VAA7

                   CREDIT SUPPORT AS OF             May 15, 2005

       Notional Amount                          Title of Security
       ---------------                          -----------------
         $25,000,000          Swap Agreement Dated as of March 19, 2004 between
                              the Trust and Lehman Brothers Special
                              Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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